UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 13, 2012

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

The registrant entered into an Employment Agreement with Mark S. de Saram, Managing Director and CEO of the registrant’s wholly-owned subsidiary, Everest Reinsurance (Bermuda), Ltd., effective November 1, 2012.  This Employment Agreement replaces the prior agreement between the registrant and Mr. de Saram, which expired on November 1, 2012.  The material terms of the Employment Agreement are as follows:

Term:	November 1, 2012 thru November 1, 2014
Annual Salary:	$570,000
Savings Plan:	Cash payment of 10% of monthly salary in lieu of participation in savings plan
Bonus:	Eligible to participate in Annual Incentive Plan (discretionary plan)
Benefit Plans:	Eligible to participate in Everest Reinsurance (Bermuda), Ltd. medical, dental and group life insurance plans
Housing Allowance:	$12,500 per month
Car/Car Allowance:	Provided
Airline Tickets:	Reimbursed every three months for one economy class airline ticket
Membership Fees:	Reimbursed for reasonable membership fees for Tucker’s Point Club

The full text of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	10.1	Employment Agreement with
Mark S. de Saram

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ CRAIG HOWIE
Craig Howie
Executive Vice President and
Chief Financial Officer

Dated:  December 4, 2012

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

10.1	Employment Agreement with Mark de Saram	5